AGENCY AGREEMENT

June 20, 2007

GeoGlobal Resources Inc.
605 – 1st Street S.W., Suite 310
Calgary, Alberta  T2P 3S9

Attention:                                Allan J. Kent, Executive Vice President and Chief Financial Officer

Dear Sirs/Mesdames:

Primary Capital Inc. (“Primary Capital”) and Jones, Gable & Company Limited (the “Agents”) understand that GeoGlobal Resources Inc. (the “Corporation”) proposes to issue and offer for sale, by way of private placement, up to 5,680,000 units of the Corporation (the “Units”) at a price of U.S.$5.00 per Unit for aggregate gross proceeds of up to U.S.$28,400,000 (the “Offering”).  Each Unit consists of one Common Share (as defined herein) (each, a “Unit Share”) and one-half of one common share purchase warrant of the Corporation (each whole common share purchase warrant, a “Warrant”).  Each Warrant entitles the holder thereof to purchase one Common Share (each, a “Warrant Share”) at an exercise price of U.S.$7.50 at any time (such period, the “Warrant Term”) prior to 5:00 p.m. (Toronto time) on the date that is 24 months following the Closing Date (as defined herein), provided that if (i) the trading price of the Common Shares on the American Stock Exchange (the “AMEX”) or on any other exchange on which the Common Shares are listed is U.S.$12.00 or more for 20 consecutive trading days, (ii) the Registration Statement (as defined herein) has been declared effective by the United States Securities and Exchange Commission (the “SEC”), and (iii) the hold periods imposed upon the Underlying Securities (as defined herein) pursuant to applicable Canadian Securities Laws (as defined herein) have expired (the occurrence of all such events, the “Acceleration Event”), then the Warrant Term shall expire at 5:00 p.m. (Toronto time) on the date which is the 30th day following the date of issuance by the Corporation of a news release announcing the change to the Warrant Term (or if such 30th day is not a Business Day (as defined herein), then on the first Business Day after such 30th day).

The Agents further understand that, as part of the Offering, each purchaser of Units shall also receive one non-transferable right (each, a “Right”) for each Unit purchased (all such Rights to be issued under the Offering, together with all of the Units to be sold under the Offering, the “Offered Securities”), each Right entitling the purchaser to receive, for nominal consideration, an additional 0.10 of one Unit (each such whole Unit, a “Rights Unit”) in the event that the Registration Statement is not filed with the SEC prior to 5:00 p.m. (Toronto time) on the date that is 60 days following the Closing Date (the “Registration Filing Deadline”).

The Agents hereby offer to act, and upon their acceptance hereof, the Corporation hereby appoints the Agents, as the Corporation’s exclusive agents to offer the Offered Securities for sale, on a best efforts basis, upon and subject to the terms and conditions set forth herein.  The Corporation understands that the Agents are not obliged under any circumstances to purchase any of the Offered Securities.

The Agents may form and manage a group of Canadian investment dealers to offer the Offered Securities for sale.  Subject to the terms hereof, the Corporation understands that no such investment dealer is obliged under any circumstances to purchase any of the Offered Securities.  The Agents may determine the remuneration payable to such investment dealers appointed by them, provided that any fee charged by such investment dealers shall not exceed the Agents’ Fee (as defined herein) and shall be payable by the Agents.

In consideration of the services to be rendered to the Corporation by the Agents pursuant to this agreement, at the Closing Time (as defined herein), the Corporation shall pay to the Agents a fee equal to 6% of the gross proceeds from the Offering (the “Agents’ Fee”) and shall issue to the Agents compensation options (the “Compensation Options”) entitling the Agents to purchase up to that number of Common Shares (the “Compensation Shares”) that is equal to 6% of the number of Units sold pursuant to the Offering, subject to adjustment as described in the certificates evidencing the Compensation Options, at an exercise price of U.S.$5.00 per Compensation Share at any time prior to 5:00 p.m. (Toronto time) on the date that is 24 months following the Closing Date.  At the Closing Time, the Agents shall also receive one non-transferable right (each, a “Compensation Right”) for each Compensation Option issued to the Agents, each Compensation Right entitling the Agents to receive, for nominal consideration, an additional 0.10 of one Compensation Share for each Compensation Share purchased by the Agents (whether purchased before or after the Registration Filing Deadline), in the event that the Registration Statement is not filed with the SEC prior to the Registration Filing Deadline.  The Compensation Options and the Compensation Rights will be evidenced by one or more certificates (the “Compensation Option Certificates”).

DEFINITIONS

In this agreement, in addition to the terms defined above or elsewhere in this agreement, and unless otherwise indicated or the context manifestly requires otherwise, the following terms shall have the following meanings:

“agreement” means the agreement resulting from the acceptance hereof by the Corporation;

“Agreements” means this agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Certificates, the Right Certificates and the Compensation Option Certificates;

“AMEX” means the American Stock Exchange;

“Business Day” means a day on which chartered banks are normally open for business in Toronto, Ontario, excluding Saturdays, Sundays or statutory or civic holidays;

“Canadian Securities Laws” means all applicable securities laws in each of the Offering Provinces and the respective regulations made thereunder, together with applicable published policy statements, rules and orders of the securities regulatory authorities in such provinces;

“Closing” means the completion of the issue and sale by the Corporation of the Offered Securities and the purchase by the Purchasers of the Offered Securities pursuant to this agreement, which may, at the option of the Agents, occur on one or more separate occasions, each of which occasion shall be a “Closing” for the purposes of this agreement;

“Closing Date” means June 20, 2007 or such other date as the Corporation and the Agents may agree upon;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agents may agree upon;

“Common Shares” means the common shares of the Corporation as constituted on the date hereof;

“Corporation’s Information Record” means all the reports filed by the Corporation since January 1, 2004 pursuant to Section 13 of the U.S. Exchange Act (and including extracts or portions thereof), press releases issued by the Corporation, Schedules 14A filed pursuant to Section 14 of the U.S. Exchange Act, registration statements filed by the Corporation since January 1, 2004 pursuant to the U.S. Securities Act and other documents which have been filed by or on behalf of the Corporation with the SEC or the Canadian securities regulatory authorities and the SEC;

“Financial Statements” means the audited consolidated balance sheets of the Corporation as at December 31, 2006 and December 31, 2005, the audited consolidated statements of operations, stockholders’ equity and cash flows of the Corporation for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, the unaudited consolidated balance sheet of the Corporation as at March 31, 2007, and the unaudited consolidated statements of operations and cash flows of the Corporation for the three months ended March 31, 2007 and March 31, 2006, together with the notes thereto;

“GeoGlobal Barbados” means GeoGlobal Resources (Barbados) Inc., a corporation constituted under the laws of Barbados and an indirect wholly-owned subsidiary of the Corporation;

“GeoGlobal Barbados Participating Interests” means, collectively, the CB 2002/2 Participating Interest, the CB 2002/3 Participating Interest, the CB 2 Participating Interest, the DS Participating Interest, the CB 2003/2 Participating Interest, the KG 2004/1 Participating Interest, the RJ 2004/2 Participating Interest, the RJ 2004/3 Participating Interest and the DS 2004/1 Participating Interest, each defined in subsection 6(bbb) hereof;

“GeoGlobal Canada” means GeoGlobal Resources (Canada) Inc., a corporation incorporated under the laws of the Province of Alberta and a wholly-owned subsidiary of the Corporation;

“GeoGlobal India” means GeoGlobal Resources (India) Inc., a corporation constituted under the laws of Barbados and a wholly-owned subsidiary of the Corporation;

“misrepresentation”, “material fact”, “material change” and “distribution” have the respective meanings ascribed thereto in the Securities Act (Ontario), except as otherwise expressly provided herein;

“Offering Provinces” means the provinces of British Columbia, Alberta and Ontario and such other provinces of Canada as the Corporation and the Agents may agree upon;

“Purchasers” means the persons who acquire Offered Securities from the Corporation by executing Subscription Agreements accepted by the Corporation, and permitted assignees or transferees of such persons from time to time;

“Registration Rights Agreement” means the agreement to be entered into between the Corporation and the Agents on or before the Closing Date pursuant to which the Corporation shall grant certain registration rights to the Purchasers in respect of the Underlying Shares;

“Registration Statement” means a registration statement with respect to the resale of the Underlying Shares prepared in the appropriate form as prescribed by the SEC;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Right Certificates” means the certificates evidencing the Rights to be executed by the Corporation, in form and substance satisfactory to the Corporation and the Agents;

“Subscription Agreement” means a subscription agreement executed by a Purchaser and accepted by the Corporation in the form agreed upon by the Corporation and the Agents;

“Subsidiaries” means GeoGlobal Barbados, GeoGlobal Canada and GeoGlobal India, being all of the subsidiaries (as defined in the Business Corporations Act (Ontario)) of the Corporation;

“Underlying Shares” means, collectively, the Unit Shares, the Warrant Shares and the Compensation Shares and, in the event that the Corporation fails to file the Registration Statement prior to the Registration Filing Deadline, “Underlying Shares” shall include the Unit Shares forming part of the Rights Units and the Warrant Shares issuable upon exercise of the Warrants forming part of the Rights Units and, for the purposes of clarity, shall include any additional Compensation Shares issuable to the Agents as a result of the exercise of Compensation Options granted pursuant to the Compensation Rights;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Warrant Certificates” means the certificates evidencing the Warrants to be executed by the Corporation, in form and substance satisfactory to the Corporation and the Agents.

INTERPRETATION

The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.  Unless otherwise inconsistent therewith, references in this agreement to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement.  In this agreement, words importing the singular number only include the plural and vice versa and words importing gender include all genders.

TERMS AND CONDITIONS

1.	Sale on Exempt Basis. The Agents shall:

(a)
offer for sale and sell the Offered Securities in Canada only in the Offering Provinces in compliance with all applicable Canadian Securities Laws and pursuant to Regulation S or outside of Canada and the United States in compliance with applicable laws and pursuant to Regulation S; provided that any offer or sale in any jurisdiction other than an Offering Province shall be effected in a manner exempt from the applicable prospectus or registration requirements under the securities legislation of the jurisdiction in which such Purchaser resides, and provided further that all of the forgoing shall be conducted in accordance with Schedule “A” hereto;

(b)
offer for sale and sell the Offered Securities only to such Purchasers and in such manner so that, pursuant to the provisions of Canadian Securities Laws, no prospectus or offering memorandum need be filed or delivered in connection therewith;

(c)
not offer for sale or sell the Offered Securities in any jurisdiction where the Corporation may be subject to liability in connection with the sale of the Offered Securities which is materially more onerous than the liability to which it may be subject under Canadian Securities Laws; and

(d)	obtain from each Purchaser an executed Subscription Agreement subject to acceptance by the Corporation.

The Agents and the Corporation hereby agree that the offer and sale of the Offered Securities will be made in compliance with the provisions of Schedule “A” attached hereto.

2.
Filings.  The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation and the Purchasers, respectively, in connection with the purchase and sale of the Offered Securities so that the distribution of the Offered Securities may lawfully occur without the necessity of filing a prospectus or an offering memorandum in the Offering Provinces or elsewhere, and the Agents undertake to use their reasonable best efforts to cause Purchasers to complete and file, if required, any forms or undertakings required by Canadian Securities Laws or any other applicable securities laws.  All such filings shall be made by the Corporation on behalf of the party legally responsible to file the same and all fees payable in connection with such filings shall be at the sole expense of the Corporation.

3.
No Offering Memorandum.  Neither the Corporation nor the Agents shall (i) provide to prospective purchasers an offering memorandum within the meaning of Canadian Securities Laws; or (ii) cause the sale of the Offered Securities to be advertised in printed public media of general and regular paid circulation, radio, television or telecommunications, including electronic display and the internet.  The Corporation represents and warrants that the documents made available to the Agents for distribution to prospective purchasers in connection with the Offering are the Subscription Agreement, the term sheet and the Corporation’s Information Record and such documents do not constitute an offering memorandum under Canadian Securities Laws.  The Agents represent and warrant that they shall only distribute to prospective purchasers the Subscription Agreement, the term sheet and any documents from the Corporation’s Information Record.  The Agents further represent and warrant that they shall offer for sale and sell the Offered Securities only in those jurisdictions contemplated in subsection 1(a) and not elsewhere, without the express consent of the Corporation.

4.
Covenants of the Corporation.  The Corporation hereby covenants to the Agents, the Purchasers and their respective permitted assigns and acknowledges that each of them is relying on such covenants in connection with the purchase of the Units, that the Corporation shall:

(a)
for a period of 24 months following the Closing Date, maintain its status as a reporting issuer under Canadian Securities Laws in the provinces of British Columbia, Alberta, Ontario and Québec not in default of any requirement of such Canadian Securities Law;

(b)
for a period of 24 months following the Closing Date, maintain the listing of the Common Shares, including the Underlying Shares, on the AMEX or such other stock exchange as may be acceptable to the Agents;

(c)	as promptly as practicable after the Closing Date, file the Registration Statement with the SEC and thereafter use its best efforts to have the Registration Statement declared effective by the SEC;

(d)
for a period of 150 days following the Closing Date, not issue or announce the issuance of any Common Shares or any securities convertible into, exchangeable for or exercisable to acquire Common Shares, without the prior consent of the Agents, acting reasonably, other than:

(i)	options granted pursuant to any of the Corporation’s stock option plans or stock purchase plans;

(ii)
any Common Shares issued pursuant to the exercise of any options granted pursuant to such stock option or stock purchase plans, outstanding common share purchase warrants, including the Warrants, or the Compensation Options; or

(iii)
pursuant to non-brokered private placement transactions contemplated to be completed simultaneously with the closing of the Offering, provided that none of the Corporation, the Subsidiaries, any of their affiliates, or any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Offered Securities under the U.S. Securities Act or cause this Offering to be integrated with prior or concurrent offerings by the Corporation for purposes of the U.S. Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Corporation are listed or designated.  None of the Corporation, the Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Offered Securities under the U.S. Securities Act or cause the Offering to be integrated with other offerings;

(e)
take all steps necessary to:  (A) authorize the execution and delivery of the Agreements; (B) authorize the issuance of the Underlying Shares and ensure that sufficient unreserved Common Shares are available for the issuance of the Underlying Shares; (C) authorize the creation of the Warrants, the Rights, the Compensation Options and the Compensation Rights; and (D) ensure that the Underlying Shares are or will be upon their issue listed and posted for trading on the AMEX or any other stock exchange on which the Common Shares are listed for trading from time to time;

(f)
fulfill all legal requirements applicable to it to permit the Offering, including, without limitation, compliance with all Canadian Securities Laws to enable the Offered Securities to be offered for sale and sold to Purchasers without the necessity of filing a prospectus or registration statement in the Offering Provinces or in any other jurisdiction;

(g)
at all times prior to the Closing Date, allow the Agents and their representatives to conduct all due diligence which the Agents may reasonably require and use its best efforts to make available the Corporation’s senior management, counsel, auditors, independent engineers and other applicable experts to answer any questions which the Agents (or another syndicate member) have or may have, including, without limiting the generality of the foregoing, any questions posed at one or more due diligence sessions to be held prior to the Closing Time, for which the Agents (or their counsel) shall distribute in advance a list of written questions to be answered thereat and to which the Corporation shall provide written responses, at or prior to each session, and the Corporation shall use its reasonable best efforts to have written responses provided at or prior to each session by its outside consultants, auditors, independent engineers and other experts who have been asked by the Agents (or another syndicate member) or their counsel to attend thereat to respond to questions;

(h)	use its best efforts to fulfill, at or prior to the Closing Date, each of the conditions set out in Section 8;

(i)
use the net proceeds derived from the Offering for the exploration and development of the newly acquired NELP-VI exploration blocks and all other exploration blocks acquired hereafter, and for general corporate purposes;

(j)
use its best efforts to obtain the necessary regulatory consents from the securities regulatory authorities in each of the Offering Provinces in respect of the transactions contemplated by this agreement, on such terms as are mutually acceptable to the Agents and the Corporation, acting reasonably; and

(k)
forthwith after the Closing, file such documents as may be required under the Canadian Securities Laws relating to the Offering which, without limiting the generality of the foregoing, shall include a Form 45-106F1 as prescribed by National Instrument 45-106 Prospectus and Registration Exemptions.

5.
Material Changes.  If, at any time after the date hereof until Closing, there occurs any material change or material changes (actual, proposed or prospective) in the business, affairs, operations, assets, liabilities, capital or prospects of the Corporation considered as a whole, the Corporation shall:

(a)	promptly notify the Agents, in writing, providing full particulars of any such change(s); and

(b)
file or cause to be filed with promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction and comply with all requirements of any applicable securities legislation of such jurisdiction.

The Corporation shall in good faith discuss with the Agents any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the Agents pursuant to this section.

6.
Representations and Warranties of the Corporation.  The Corporation represents and warrants to the Agents and the Purchasers, and acknowledges that the Agents and the Purchasers are each relying upon such representations and warranties in entering into this agreement and the Subscription Agreements or purchasing Offered Securities, as the case may be, that:

(a)
each of the Corporation and the Subsidiaries has been duly incorporated or organized and is validly existing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and as is presently proposed to be conducted by it and to own, lease and operate its assets;

(b)
the Subsidiaries are the only subsidiaries of the Corporation and the Corporation is the registered and beneficial owner of all of the issued and outstanding securities of each Subsidiary, free and clear of all mortgages, liens, charges, pledges, encumbrances, security interests, adverse claims or demands of any kind whatsoever, and neither the Corporation nor any of the Subsidiaries is a party to nor has it granted any agreement, warrant, option, right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any securities of any Subsidiary;

(c)
each of the Corporation and the Subsidiaries is duly qualified to carry on business under the laws of the jurisdiction in which it carries on its business or proposes to carry on business and is in good standing in each of such jurisdictions;

(d)
each of the Corporation and the Subsidiaries holds all material licences, certificates, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted or as proposed to be conducted, and all such licences, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Corporation nor any Subsidiary has received any notice of proceedings related to the revocation or modification of any such licence, certificate, registration, permit, consent or qualification;

(e)
each of the Corporation and the Subsidiaries has conducted and is conducting its business in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which that business is carried on and the Corporation is not aware of any fact or circumstance that would reasonably be expected to have a material adverse effect upon the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation on a consolidated basis;

(f)
no consent, approval, permit, authorization, order of or filing with any court or governmental agency or body is required by the Corporation for the execution and delivery of and the performance by the Corporation of its obligations under this agreement, except as may be required under the Canadian Securities Laws, the U.S. Securities Act and applicable state securities laws and the rules of the AMEX, all of which have been or will be obtained or filed, as the case may be, in a timely manner in accordance with such laws and rules;

(g)
none of the execution and delivery of the Agreements, the performance by the Corporation of its obligations hereunder or thereunder, the issuance and sale of the Offered Securities hereunder, the issuance of the Warrants, the issuance of the Compensation Options and the Compensation Rights to the Agents, or the issuance of the Underlying Shares will:  (A) conflict with or result in a breach of or create a state of facts which, after notice or lapse of time or both, will result in a breach of (i) any statute, rule or regulation applicable to the Corporation; (ii) Canadian Securities Laws; (iii) the constating documents, by-laws or resolutions of the directors (or any committee thereof) or shareholders of the Corporation or any of the Subsidiaries which are in effect at the date hereof, (iv) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation or any Subsidiary is a party or by which it is bound; or (v) any judgement, decree or order binding the Corporation or any of the Subsidiaries or their respective properties or assets; (B) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities association or other third party, except:  (i) such as have been obtained; or (ii) such as may be required (and shall be obtained prior to the Closing Time) under Canadian Securities Laws; or (C) give rise to any lien, charge or claim in or with respect to the properties or assets of the Corporation or any of the Subsidiaries or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting the Corporation or any of the Subsidiaries or any of their respective properties or assets;

(h)	the Financial Statements:

(i)	have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

(ii)
present fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Corporation as at the dates at which they were prepared and the consolidated results of its operations, stockholders’ equity and cash flows for the periods then ended;

(iii)	are in accordance with the consolidated books and records of the Corporation; and

(iv)	contain and reflect all necessary adjustments for the fair presentation on a consolidated basis of the results of its operations, stockholders’ equity and cash flows for the periods covered thereby, and, since December 31, 2006, other than as publicly disclosed in the Corporation’s Information Record, there has not been any material adverse change in the consolidated financial position of the Corporation or the Corporation’s consolidated assets or liabilities (including, without limitation, any write-down of assets), or the capital stock or consolidated long-term debt of the Corporation;

(i)
the Corporation and each of the Subsidiaries has filed all necessary tax returns and notices and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Corporation or any of the Subsidiaries where, in any of the above cases, it would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Corporation on a consolidated basis;

(j)
the Corporation is, and will at the Closing Time be, a reporting issuer in good standing under the securities laws of the provinces of Ontario, Alberta, British Columbia and Québec and has a class of equity securities registered pursuant to Section 12(b) of the U.S. Exchange Act and, pursuant thereto, is obligated to file periodic and other reports and schedules with the SEC and is current in, and will at the Closing Time be current in, filing all such periodic reports and schedules and the Corporation has complied with its obligations under Canadian Securities Laws to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change report has not been filed under Canadian Securities Laws;

(k)
the Corporation has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the U.S. Exchange Act nor has the Corporation received any notification that the SEC is contemplating terminating such registration;

(l)
no portion of the Corporation’s Information Record contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, as at its date of filing;

(m)
the authorized capital of the Corporation consists of 100,000,000 Common Shares and 1,000,000 preferred shares, of which, as at June 15, 2007, 66,335,756 Common Shares and no preferred shares are issued and outstanding as fully paid and non-assessable shares of the Corporation;

(n)	Computershare Trust Co., NA at its principal offices in the City of Golden, Colorado, United States, has been duly appointed as the registrar and transfer agent for the Common Shares;

(o)
the outstanding Common Shares are listed for trading on the AMEX and no order ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and, to the best of the Corporation’s knowledge, no proceedings for such purpose have been instituted or are pending, contemplated or threatened;

(p)
the attributes of the Offered Securities, the Compensation Options and the Compensation Rights, and of all the securities forming part thereof or issuable upon exercise thereof shall conform in all material respects with the description thereof in this agreement and the Subscription Agreements;

(q)
each of the form of certificate representing the Unit Shares, the Warrant Certificate, the Right Certificate and the Compensation Option Certificate has been duly approved by the directors of the Corporation, does not conflict with the constating documents of the Corporation and, to the extent applicable, is in proper form under the laws of the State of Delaware and complies with the rules of the AMEX;

(r)
the Corporation is not a party to nor has it granted any agreement, warrant, option, right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any Common Shares or securities convertible into or exchangeable for Common Shares, other than pursuant to the Offering and except pursuant to existing outstanding options, rights, warrants, convertible securities and obligations as set out in Schedule “B” attached hereto;

(s)
each of the Agreements has been, is or will be upon execution thereof, duly authorized, executed and delivered by the Corporation and constitutes, or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except that:  (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law, and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(t)
other than the Agents, there is no person, firm or company acting or purporting to act at the request of the Corporation, who is entitled to any brokerage, agency, finder’s or similar fee in connection with the transactions contemplated herein;

(u)
the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(v)
there is not, in the articles or by-laws of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation, the payment of dividends by the Corporation to the holders of its Common Shares or the carrying on of business as currently contemplated;

(w)
the Corporation has not withheld, and will not withhold from the Agents at any time during the distribution of the Offered Securities, any facts relating to the Corporation or any Subsidiary including, without limitation, facts relating to any threatened or pending legal, regulatory or administrative proceeding, or to the Offering that would be material to a prospective purchaser of the Offered Securities;

(x)
at the Closing Time, all necessary corporate action will have been taken by the Corporation to (i) create the Warrants, the Rights, the Compensation Options and the Compensation Rights, (ii) authorize the Corporation to enter into the Agreements, and (iii) allot and authorize the issuance of the Underlying Shares which, when issued in the case of the Unit Shares, and when issued in accordance with their terms in the case of the other Underlying Shares, will be issued as fully paid and non-assessable shares;

(y)
there is no action, suit, proceeding, investigation or inquiry outstanding, pending or, to the best of the knowledge, information and belief of the Corporation, threatened against or affecting the Corporation or any Subsidiary or any of their respective properties or assets, at law or in equity or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, agency or board, domestic or foreign, which would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the business, properties, assets, capital, net worth or results of operations of the Corporation on a consolidated basis;

(z)
other than as publicly disclosed in the Corporation’s Information Record and as set forth in the disclosure schedule attached as Schedule “D” hereto, none of the current or former directors or officers of the Corporation or any of the Subsidiaries or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this agreement, in any material transaction or in any proposed material transaction with the Corporation or any of the Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Corporation or any Subsidiary;

(aa)
other than as set forth in the disclosure schedule attached as Schedule “D” hereto, each of the Corporation and the Subsidiaries is in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, mortgages, deeds of trust, bank loans, credit agreements, leases, policies, instruments and licences in connection with the conduct of its business and all such contracts, agreements, indentures, mortgages, deeds of trust, bank loans, credit agreements, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Corporation or any Subsidiary or event which, with notice or lapse of time or both, could constitute a material breach or material default by the Corporation or any Subsidiary exists with respect thereto;

(bb)
except as disclosed in the Financial Statements, each of the Corporation and the Subsidiaries has all of the right, title and interest in and to its property interests, free and clear of all mortgages, liens, charges, pledges, encumbrances, claims, security interests or demands of any kind whatsoever;

(cc)	since December 31, 2006, other than as disclosed in the Corporation’s Information Record:

(i)	there has not been any material adverse change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation on a consolidated basis;

(ii)	there has not been any material change in the capital stock or long-term debt of the Corporation on a consolidated basis;

(iii)	there has not been any material adverse change in the business, business prospects, conditions (financial or otherwise) or results of the operations of the Corporation on a consolidated basis; and

(iv)	each of the Corporation and the Subsidiaries has carried on business in the ordinary course;

(dd)
except as disclosed in the Financial Statements, neither the Corporation nor any of the Subsidiaries has any liabilities, direct or indirect, contingent or otherwise, which materially adversely affects or would reasonably be expected to materially adversely affect the business, operations or condition (financial or otherwise) of the Corporation or any of the Subsidiaries or their respective properties or assets, taken as a whole.  Without limiting the generality of the foregoing, neither the Corporation nor any of the Subsidiaries has any material obligation or liability for the debts or obligations of others or has any material exposure or liability, except as set forth in the Financial Statements or those arising in the ordinary course of business, none of which is material to the Corporation on a consolidated basis;

(ee)
to the knowledge of the Corporation and its directors and officers, no shareholders’, pooling or other form of agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Corporation;

(ff)
each of the Corporation and the Subsidiaries has procured and maintains adequate insurance against all insurable risks which are material to the Corporation on a consolidated basis, which insurance is of such type and in such amounts as is usual and customary to the industry in which it is engaged and the scope of its operations;

(gg)
the Corporation is not aware of any legislation which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation;

(hh)
each of the Corporation and the Subsidiaries owns or possesses adequate rights to use or assign all material intellectual property used by it in the operation of its business, without making any payment to any person or granting any rights to any person in exchange therefor, other than in accordance with the terms of any such license, sub-license or franchise arrangement.  No event has occurred during the registration or filing of, or during any other proceeding relating to such material intellectual property owned by the Corporation or the Subsidiaries that would make invalid or unenforceable, or negate the right to issuance or use of any of such material intellectual property owned by the Corporation or the Subsidiaries, other than any such event which would not reasonably be expected to materially adversely affect the business, operations or conditions (financial or otherwise) of the Corporation on a consolidated basis.  There is no intellectual property of any person which, to the knowledge of the Corporation, impairs or prevents the development, manufacture, use, sale, lease, license and service of products, now existing or under development by the Corporation or the Subsidiaries;

(ii)
to the knowledge of the Corporation, there are not any defects, failures or impairments in the title of the oil and natural gas properties which are the subject of the agreements entered into between the Corporation and the owners of such properties;

(jj)
the Corporation maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the U.S. Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Corporation is made known, on a timely basis, to the individuals responsible for the preparation of the Corporation’s filings with the SEC.  The Corporation has disclosed to its auditors and the audit committee of its board of directors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as such term is defined by Rules 13a-15(f) and 15d-15(f) under the U.S. Exchange Act) which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(kk)
the Corporation and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide commercially reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ll)
the Corporation has complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 to which it has been subject through the date hereof and the corporate governance rules of the AMEX applicable to it;

(mm)	there has never been a reportable event (within the meaning of National Instrument 51-102 of the Canadian securities administrators) involving the Corporation and its current or former auditors;

(nn)
the Corporation has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Corporation could have any liability;

(oo)
the Corporation is not the operator under any of the production sharing contracts to which it is a party, except for those production sharing contracts referenced in paragraphs 6(bbb)(iv) and (ix), which are both in the early stages of seismic studies, and whenever “operations of the Corporation” are referred to herein this should be taken as the operations by the joint ventures of which the Corporation is a partner as operated by the operator under the terms of the respective production sharing contract;

(pp)
the property, assets and operations of the Corporation and the Subsidiaries comply, to the best of the knowledge of the Corporation, in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, policies, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Laws), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater).  For these purposes, Environmental Laws, Environmental Activity or Contaminant do not include the normal course obligations for an oil and gas exploration and exploitation business.  During the normal course business of plugging or abandoning wells, there are or may be obligations under applicable Environmental Laws to restore the area to its natural state, which obligations are performed by the Corporation, to the extent required, according to the applicable Environmental Laws.  The Corporation also is or may be required to close open reserve pits, which obligations are completed, to the extent required, within the time periods and according to the specifications of the relevant regulatory agency;

(qq)
no property which is or has been owned, leased or occupied by the Corporation or the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law.  Neither the Corporation nor any of the Subsidiaries has been named as a “potentially responsible party” under CERCLA;

(rr)
the Corporation does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Corporation or any of the Subsidiaries or any of the properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any of the Subsidiaries or, to the knowledge of the Corporation, any of their respective property, assets or operations, is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(ss)
neither the Corporation nor any of the Subsidiaries has given or filed any notice under any international, federal, state, provincial or local law with respect to any Environmental Activity, to the knowledge of the Corporation, neither the Corporation nor any of the Subsidiaries has any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any international, federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or any of the Subsidiaries or any of their respective properties, assets, businesses or operations;

(tt)
neither the Corporation nor any of the Subsidiaries stores any hazardous or toxic waste or substance on the property thereof and they have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Corporation or the Subsidiaries carries on business, in each case other than in compliance with Environmental Laws;

(uu)
to the knowledge of the Corporation, neither the Corporation nor any of the Subsidiaries is subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment, or compliance with any Environmental Laws;

(vv)
neither the Corporation nor any other person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, agent or employee of the Corporation or the Subsidiaries, has, directly or indirectly, while acting on behalf of the Corporation or the Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment;

(ww)	GeoGlobal India is a party to the following material agreements (collectively, the “GeoGlobal India Material Agreements”):

(i)
a Carried Interest Agreement dated August 27, 2002 between GeoGlobal India and Gujarat State Petroleum Corporation Limited (“GSPC”), granting to GeoGlobal India a 10% carried interest (the “KG Carried Interest”) for its share of costs incurred in respect of the exploration activities conducted on an exploration block known as block KG OSN 2001/3 (the “KG 2001/3”) prior to commencement of commercial production on KG 2001/3 (such agreement, the “Carried Interest Agreement”);

(ii)
a Production Sharing Contract dated February 4, 2003 among GeoGlobal India, the Government of India, GSPC and Jubilant Enpro Limited, granting to GeoGlobal India a 10% participating interest (the “KG Participating Interest”) in KG 2001/3 (such contract, the “KGPSC”); and

(iii)
a Participating Interest Agreement dated March 27, 2003 between GeoGlobal India and Roy Group (Mauritius) Inc., a corporation incorporated under the laws of Mauritius (“Roy Group”) and wholly owned by Jean Paul Roy, providing for the transfer and assignment to Roy Group of a 50% interest in the KG Carried Interest and the KG Participating Interest (the “KG Participating Interest Agreement”);

(xx)
each of the GeoGlobal India Material Agreements is in full force and effect and has not been amended from the form available to the public on EDGAR, and each of the GeoGlobal India Material Agreements constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms for the periods (if any) stated therein, except that:  (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law, and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(yy)
other than as set forth in the disclosure schedule attached as Schedule “D” hereto, GeoGlobal India has fulfilled or has taken all actions necessary at this time to enable it to fulfill when due all of its obligations under the GeoGlobal India Material Agreements, and there is not, under any of the GeoGlobal India Material Agreements, any existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default under any of the GeoGlobal India Material Agreements or provide to any party to any GeoGlobal India Material Agreement a right of termination thereunder.  There are no laws, regulations, rules or decrees currently in effect or reasonably expected to be in effect which adversely affect or might adversely affect GeoGlobal India’s rights under any of the GeoGlobal India Material Agreements;

(zz)
subject to the terms of the KG Participating Interest Agreement, GeoGlobal India has a legal, valid and enforceable ownership interest in the KG Participating Interest and has not sold, conveyed, transferred, assigned or otherwise disposed of, or created any encumbrance on or with respect to, the KG Participating Interest;

(aaa)
other than as a party to the GeoGlobal India Material Agreements and other than as disclosed in the Corporation’s Information Record, GeoGlobal India has no business activities, assets, liabilities, employees, customers or suppliers and has no revenues;

(bbb)	GeoGlobal Barbados is a party to the following material agreements (collectively, the “GeoGlobal Barbados Material Agreements”):

(i)
a Production Sharing Contract dated February 6, 2004 among GeoGlobal Barbados, the Government of India, GSPC and Jubilant Enpro Private Limited, granting to GeoGlobal Barbados a 10% participating interest (the “CB 2002/2 Participating Interest”) in an exploration block known as block CB ONN 2002/2 (the “CB 2002/2”) (such contract, the “CB 2002/2 PSC”);

(ii)
a Production Sharing Contract dated February 6, 2004 among GeoGlobal Barbados, the Government of India, GSPC, Jubilant Enpro Private Limited and Prize Petroleum Company Limited, granting to GeoGlobal Barbados a 10% participating interest (the “CB 2002/3 Participating Interest”) in an exploration block known as block CB ONN 2002/3 (the “CB 2002/3”) (such contract, the “CB 2002/3 PSC”);

(iii)
a Deed of Assignment and Assumption dated April 7, 2005 among GeoGlobal Barbados and GSPC, granting to GeoGlobal Barbados a 20% participating interest (the “CB 2 Participating Interest”) in an exploration block known as block CB ON 2, subject to reduction to a 14% participating interest pursuant to the terms thereof (such deed, the “Assignment”);

(iv)
a Production Sharing Contract dated September 23, 2005 between the Government of India and GeoGlobal Barbados, granting to GeoGlobal Barbados a 100% participating interest (the “DS Participating Interest”) in an exploration block known as block DS ONN 2003/1 (the “DS 2003/1”) (such contract, the “DS 3 PSC”);

(v)
a Production Sharing Contract dated September 23, 2005 among the Government of India, GSPC, GAIL (India) Ltd., Jubilant Capital Pvt. Ltd. and GeoGlobal Barbados, granting to GeoGlobal Barbados a 10% participating interest (the “CB 2003/2 Participating Interest”) in an exploration block known as block CB ONN 2003/2 (the “CB 2003/2”) (such contract, the “CB 3 PSC”);

(vi)
a Production Sharing Contract dated March 2, 2007 among the Government of India, Oil India Limited (“OilIndia”) and GeoGlobal Barbados, granting to GeoGlobal Barbados a 10% participating interest (the “KG 2004/1 Participating Interest”) in an exploration block known as block KG ONN 2004/1 (the “KG 2004/1”) (such contract, the “KG 4 PSC”);

(vii)
a Production Sharing Contract dated March 2, 2007 among the Government of India, Oil India and GeoGlobal Barbados, granting to GeoGlobal Barbados a 25% participating interest (the “RJ 2004/2 Participating Interest”) in an exploration block known as block RJ ONN 2004/2 (the “RJ 2004/2”) (such contract, the “RJ 4/2 PSC”);

(viii)
a Production Sharing Contract dated March 2, 2007 among the Government of India, Oil India, Hindustan Petroleum Corpn. Ltd. and GeoGlobal Barbados, granting to GeoGlobal Barbados a 25% participating interest (the “RJ 2004/3 Participating Interest”) in an exploration block known as block RJ ONN 2004/3 (the “RJ 2004/3”) (such contract, the “RJ 4/3 PSC”);

(ix)
a Production Sharing Contract dated March 2, 2007 between the Government of India and GeoGlobal Barbados, granting to GeoGlobal Barbados a 100% participating interest (the “DS 2004/1 Participating Interest”) in an exploration block known as block DS ONN 2004/01 (the “DS 2004/1”) (such contract, the “DS 4 PSC”);

(ccc)
each of the GeoGlobal Barbados Material Agreements is in full force and effect and has not been amended from the form available to the public on EDGAR or provided to the Agents, as applicable, and each of the GeoGlobal Barbados Material Agreements constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms for the periods (if any) stated therein, except that:  (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law, and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(ddd)
GeoGlobal Barbados has fulfilled or has taken all actions necessary at this time to enable it to fulfill when due all of its obligations under the GeoGlobal Barbados Material Agreements, and there is not, under any of the GeoGlobal Barbados Material Agreements, any existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default under any of the GeoGlobal Barbados Material Agreements or provide to any party to any GeoGlobal Barbados Material Agreement a right of termination thereunder.  There are no laws, regulations, rules or decrees currently in effect or reasonably expected to be in effect which adversely affect or might adversely affect GeoGlobal Barbados’ rights under any of the GeoGlobal Barbados Material Agreements;

(eee)
GeoGlobal Barbados has a legal, valid and enforceable ownership interest in each of the GeoGlobal Barbados Participating Interests and has not sold, conveyed, transferred, assigned or otherwise disposed of, or created any encumbrance on or with respect to, the GeoGlobal Barbados Participating Interests;

(fff)
GeoGlobal Barbados is (in addition to GSPC, Jubilant Enpro Private Limited and Prize Petroleum Company Limited) the legal and registered owner of the CB 2002/3 License, free and clear of any and all encumbrances;

(ggg)
other than as a party to the GeoGlobal Barbados Material Agreements and other than as disclosed in the Corporation’s Information Record, GeoGlobal Barbados has no business activities, assets, liabilities, employees, customers or suppliers and has no revenues;

(hhh)
the Corporation:  (i) has no reason to believe that the Corporation and the Subsidiaries do not have the right to produce and sell the petroleum, natural gas and related hydrocarbons that may from time to time be produced, saved and sold from the properties which are the subject of the production sharing contracts to which it is a party (for the purpose of this paragraph, the foregoing is collectively referred to as the “Interests”); and (ii) represents and warrants that the Interests are free and clear of adverse claims created by, through or under the Corporation except those arising in the ordinary course of business;

(iii)
Schedule “C” attached hereto is a complete list of all of the agreements pursuant to which the Corporation and the Subsidiaries have a material interest in oil and gas properties, the description of such oil and gas properties is complete and accurate in all material respects and the Corporation does not have any other, direct or indirect, interests in any other oil and gas properties;

(jjj)
the petroleum and natural gas rights of the Corporation and the Subsidiaries in respect of the agreements listed in Schedule “C” attached hereto are not subject to reduction by virtue of the conversion or other alteration of the interest of any person under existing agreements created by, through or under the Corporation or the Subsidiaries, except that each of such agreements has relinquishment provisions whereby portions of the contract area may be relinquished as the contract proceeds from one exploration phase to the next;

(kkk)
except as set forth below, the wells of the Corporation and the Subsidiaries are not subject to a production penalty whereby the production proceeds allocable to their respective interest are payable to a person until an amount calculated in respect of certain costs and expenses paid by such person are recovered by such person.  The Corporation does not have any producing wells or proven reserves.  Under the Carried Interest Agreement which relates to the KG Offshore Block, GSPC is entitled to recover out of the production attributable to the Corporation (including Roy Group Mauritius) its capital costs incurred during the development phase and the Corporation and Roy Group Mauritius are not entitled to any share of production until those costs and expenses have been recovered.  There are production sharing provisions in the production sharing contracts and the Government of India is entitled to a royalty;

(lll)
to the Corporation’s knowledge, all oil and gas wells established on the properties in which it has an interest have, in all material respects, been drilled and, if completed, completed and, if abandoned, abandoned in accordance with normal oil field practice;

(mmm)	the Corporation and the Subsidiaries have no outstanding royalty obligations;

(nnn)
there are no production sales contracts, gas balancing agreements or arrangements under which it, or any person acting on its behalf, is obligated to sell or deliver petroleum substances allocable to the petroleum and natural gas rights of the Corporation or the Subsidiaries to any person, except as set forth in the production sharing contracts; and

(ooo)
any and all operations of the Corporation and, to the Corporation’s knowledge, information and belief, any and all operations by third parties, on or in respect of the assets and properties of the Corporation have been conducted in accordance with good oilfield practices.

7.
Closing Deliveries.  The purchase and sale of the Offered Securities shall be completed at the Closing Time at the offices of Cassels Brock & Blackwell LLP, counsel to the Agents, at 40 King Street West, Suite 2100, Toronto, ON  M5H 3C2 or at such other place as the Agents and the Corporation may agree upon.  Subject to the terms of this agreement, at the Closing Time, the Agents shall deliver to the Corporation duly executed Subscription Agreements and shall cause Cassels Brock & Blackwell LLP to pay to the Corporation or as the Corporation may direct the aggregate gross proceeds from the Offering less the Agents’ Fee and the Agents’ expenses in lawful money of the United States by cheque, banker’s draft or wire transfer.  At the Closing Time, the Corporation shall, subject to and to the extent of its acceptance of Subscription Agreements, issue and deliver definitive certificates representing the Unit Shares, the Warrants and the Rights subscribed for pursuant to the Subscription Agreements registered in such names as shall be designated in the Subscription Agreements and issue and deliver to the Agents the Compensation Option Certificates evidencing the Compensation Options and Compensation Rights to which they are entitled hereunder.

8.
Closing Conditions.  The Agents’ obligations under this agreement, and each Purchaser’s obligation to purchase the Offered Securities at the Closing Time, shall be conditional upon the fulfilment at or before such Closing Time of the following conditions:

(a)
the Agents shall have received a certificate, dated as of the Closing Date, signed by two executive officers of the Corporation, certifying for and on behalf of the Corporation, to the best of the knowledge, information and belief of the persons so signing, after having made due enquiry, that:

(i)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, are contemplated or threatened by any regulatory authority;

(ii)
there has not been any material change in the affairs of the Corporation on a consolidated basis, financial or otherwise, which requires disclosure under the timely disclosure provisions of Canadian Securities Laws, except as has been publicly disclosed and no such disclosure has been made on a confidential basis;

(iii)
the representations and warranties of the Corporation contained in this agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this agreement; and

(iv)	the Corporation has duly complied with all the terms, covenants and conditions of this agreement on the Corporation’s part to be complied with up to the Closing Time;

(b)
the Agents shall have received a certificate, dated as of the Closing Date, signed by an appropriate officer or director of the Corporation addressed to the Agents and their counsel, with respect to the articles and by-laws of the Corporation, the resolutions of the Corporation’s board of directors relevant to the Offering, the incumbency and specimen signatures of signing officers, and such other matters as the Agents may reasonably request;

(c)
the Agents shall have received copies of all correspondence indicating that the Corporation has obtained all necessary approvals for the Unit Shares and the Warrant Shares, including the Compensation Shares to be issued upon exercise of the Compensation Options, to be conditionally listed on the AMEX;

(d)	the Agreements shall have been executed or endorsed, as applicable, and delivered by the parties thereto in form and substance satisfactory to the Agents and their counsel, acting reasonably;

(e)
the Agents shall have received favourable legal opinions of counsel to the Corporation in respect of certain matters concerning the Corporation, Canadian Securities Laws, United States securities laws, the GeoGlobal India Material Agreements and the GeoGlobal Barbados Material Agreements, addressed to the Agents, the Purchasers and counsel to the Agents, in form and substance satisfactory to the Agents and their counsel, acting reasonably, and, in providing such opinions, counsel to the Corporation shall be entitled to rely on opinions of local counsel as to matters governed by the laws of such other jurisdictions as such counsel deems appropriate, and as to matters of fact or expert matters not within the knowledge or professional competence of counsel, on certificates of public officials and of the auditors, the transfer agent and the officers of the Corporation or the Subsidiaries;

(f)
the Agents shall have received from local counsel in the jurisdiction of incorporation, organization or formation of each of the Subsidiaries, a legal opinion, in form and substance satisfactory to the Agents and their counsel, acting reasonably, with respect to the following matters:

(i)
the applicable Subsidiary is a corporation or other form of entity existing under the laws of the jurisdiction in which it was incorporated, organized, formed, amalgamated or continued and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets; and

(ii)
all of the issued and outstanding shares or other ownership interests or rights of the applicable Subsidiary are registered, directly or indirectly, in the name of the Corporation or a subsidiary of the Corporation;

(g)	the Agents shall have received such letters of comfort that it reasonably requires with respect to the Corporation’s ownership of the Interests;

(h)
the Agents shall have received a Certificate of Status or the equivalent in respect of the Corporation and each of the Subsidiaries issued by the appropriate regulatory authority in each jurisdiction in which the Corporation and the Subsidiaries are subsisting;

(i)
the Agents shall have received a certificate from the Corporation’s registrar and transfer agent as to the number of Common Shares issued and outstanding as at a date no more than two Business Days prior to the Closing Date;

(j)	the Agents shall be satisfied, in their sole discretion, after carrying out such due diligence as the Agents deem appropriate, as to the legal, financial and business affairs of the Corporation;

(k)
the Corporation shall have obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering, on terms mutually acceptable to the Corporation and the Agents, including the approval of the AMEX as to the listing of the Underlying Shares thereon;

(l)
the Corporation and the Agents shall have complied fully with all covenants set forth herein and all relevant statutory and regulatory requirements, required to be complied with prior to the Closing Time; and

(m)	the Underlying Shares and the Warrants shall not be subject to a hold period under Canadian Securities Laws that is greater than four months from the Closing Date.

9.
Rights of Termination.  In addition to any other remedies which may be available to the Agents, the Agents shall be entitled, at their option, to terminate and cancel, without any liability on their part, all of their obligations under this agreement and the obligations of any person whom it has solicited to purchase the Offered Securities who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to the Closing Time if:

(a)	they are not satisfied in their sole discretion with the results of all or any portion of their due diligence review and investigations of the Corporation and the Subsidiaries;

(b)
there has occurred any material adverse change (actual, contemplated or threatened) or any change in a material fact or a new material fact or a development that could, in the sole opinion of the Agents, be expected to result in a material adverse change or a change in a material fact or a new material fact in respect of the business, operations, capital, condition (financial or otherwise), properties, assets, liabilities, obligations or affairs of the Corporation and the Subsidiaries (taken as a whole);

(c)
there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, any acts of terrorism or hostilities or escalation thereof or other calamity or crisis, or any law or regulation which, in the reasonable opinion of the Agents, seriously adversely affects, or involves, or would be expected to seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and the Subsidiaries (taken as a whole);

(d)
there has occurred any change of law or the interpretation or administration thereof in the Offering Provinces or any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is announced, commenced or threatened by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, the AMEX or any securities regulatory authority), or securities commission, stock exchange or similar regulatory authority, or any order is issued in relation to the Corporation, any of its affiliates, or any of its directors or officers or any of the Corporation’s securities (other than any such inquiry, action, suit, investigation, proceeding or order relating solely to the Agents) which, in the sole opinion of the Agents, prevents or restricts trading in or the distribution of the Offered Securities or the Underlying Shares, or has or would be expected to have a material adverse effect on the market price or value of or the investment quality or marketability of the Offered Securities or the Underlying Shares;

(e)
the state of the financial markets or of the industry or markets in which the Corporation operates or conducts business is or becomes such that the Offered Securities or the Underlying Shares cannot, in the reasonable opinion of the Agents, be successfully or profitably marketed or sold;

(f)
any order to cease or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of any of the Offered Securities or the Underlying Shares is made, threatened or announced by any securities regulatory authority in the Offering Provinces (or in the United States or in any other jurisdiction in which Offered Securities are to be offered for sale and sold in accordance with section 1(a) of this agreement), stock exchange or other competent authority and such order is not rescinded, revoked or withdrawn;

(g)	the Corporation is in breach of, in default under or in non-compliance with any material representation, warranty, term, condition or covenant of this agreement or the Subscription Agreement; or

(h)
the Unit Shares, Warrants or Warrant Shares acquired by any Purchaser in the Offering Provinces would be, if the Offering were completed, subject to a hold period in excess of four months from the Closing Date (exclusive of any restrictions on transfer into the United States unless such transfer is made pursuant to the Registration Statement or an exemption from the registration requirements of the U.S. Securities Act).

The rights of termination contained in paragraphs 9(a), (b), (c), (d), (e), (f), (g) and (h) may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this agreement or otherwise.  In the event of any such termination by the Agents, there shall be no further liability on the part of the Agents to the Corporation or on the part of the Corporation to the Agents except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination under Sections 10, 12 and 13.

10.
Expenses.  Whether or not Closing occurs, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of the obligations under this agreement including, without limitation:  (i) the cost of registration, countersignature and delivery of the Warrants and the Underlying Shares, (ii) the fees and expenses of the Corporation’s auditors, counsel and any local counsel, transfer agent, engineers and other outside consultants, (iii) the reasonable fees and expenses of any counsel employed by the Agents (including GST thereon), (iv) the Agents’ reasonable out-of-pocket expenses, and (v) all filing fees and stock exchange listing fees relating to the Offering.  Such amounts payable to the Agents shall be paid by the Corporation at the Closing Time to the Agents in respect of expenses and fees incurred to such date and in respect of expenses and fees incurred after the Closing Time, such amounts shall be paid by the Corporation to the Agents upon receipt of invoices from time to time from the Agents to the Corporation.

11.
Survival of Representations and Warranties.  All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this agreement and in connection with the transactions herein contemplated shall survive the Closing Date and, as applicable, shall continue in full force and effect for the benefit of the Purchasers, regardless of the Closing and regardless of any investigation which may be carried out by the Purchasers or on their behalf for a period of two (2) years following the Closing Date.

12.
Indemnity.  The Corporation hereby agrees to indemnify and hold the Agents and/or any of its affiliates (the “Affiliates”) and each of the directors, officers, employees and shareholders of the Agents and/or the Affiliates (hereinafter collectively referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agents and/or the Affiliates, to which the Agents and/or the Affiliates and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise on demand insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Agents and/or the Affiliates and the Personnel hereunder or otherwise in connection with the matters referred to in this agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)
the Agents and/or any Personnel have been grossly negligent or has committed any fraudulent act or engaged in wilful misconduct in the course of such performance or has breached any material provision of this agreement; and

(ii)
the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, fraud, wilful misconduct or material breach of this agreement referred to in (i).

The Corporation hereby agrees to waive any right it may have of first requiring the Agents and/or the Affiliates and any Personnel to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming under this indemnity.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Agents and/or the Affiliates or insufficient to hold them harmless, then the Corporation shall contribute to the amount paid or payable by the Agents and/or the Affiliates as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agents and/or the Affiliates on the other hand but also the relative fault of the Corporation and the Agents and/or the Affiliates, as well as any relevant equitable considerations; provided that the Corporation shall, in any event, contribute to the amount paid or payable by the Agents and/or the Affiliates as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Agents and/or the Affiliates hereunder pursuant to this agreement.

The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Agents and/or the Affiliates by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Agents and/or the Affiliates and any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Agents and/or the Affiliates under this agreement, the Agents and/or the Affiliates shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents and/or the Affiliates for time spent by its Personnel in connection therewith) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Corporation as they occur on demand by the Agents.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agents and/or the Affiliates or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Agents and/or the Affiliates (or any one of them) will notify the Corporation in writing of the commencement thereof and the Corporation shall undertake the investigation and defence thereof on behalf of the Agents and/or the Affiliates and/or any Personnel, as applicable, including the prompt employment of counsel reasonably acceptable to the Agents or the applicable Personnel affected and the payment of all reasonable expenses.  Failure by the Agents and/or the Affiliates or any of the Personnel to so notify the Corporation shall not relieve the Corporation of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Corporation or material impairment of its substantive rights or defences.  The Corporation shall, throughout the course of any investigation as contemplated herein, provide copies of all relevant documentation to the Agents, will keep the Agents advised of the progress thereof and will discuss with the Agents all significant actions proposed.

No admission of liability and no settlement of any action shall be made without the prior written consent of the Corporation and the Agents or the Personnel affected, such consent not to be unreasonably withheld or delayed.

Notwithstanding that the Corporation shall undertake the investigation and defence of any action, the Agents and/or the Affiliates or the Personnel affected shall have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Agents and/or the Affiliates or the Personnel affected unless (a) employment of such counsel has been authorized by the Corporation; (b) the Corporation shall not have assumed the defence of the action within a reasonable period of time after receiving notice of the action; (c) the named parties to any such action include both the Corporation and the Agents and/or the Affiliates or any Personnel and the Agents and/or the Affiliates or the affected Personnel shall have been advised by counsel that there may be a conflict of interest between the Corporation and the Agents and/or the Affiliates or the affected Personnel, as the case may be; or (d) there are one or more legal defences available to the Agents and/or the Affiliates or the affected Personnel which are different from or in addition to those available to the Corporation.

The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to those of the Agents and/or the Affiliates and the Personnel who are not signatories hereto and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Agents and/or the Affiliates and any of the Personnel of the Agents and/or the Affiliates.  The foregoing provisions shall survive the completion of professional services rendered under this agreement or any termination of the authorization given by this agreement.

13.
Contribution.  In the event that, for any reason, the indemnity provided for in Section 12 hereof is illegal or unenforceable, each of the Agents and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits in connection with the sale of the Offered Securities) of the nature provided for in Section 12 hereof such that the Agents shall be responsible for that portion represented by the percentage that the Agents’ Fee bears to the gross proceeds from the Offering and the Corporation shall be responsible for the balance, provided that in no event shall the Agents be responsible for any amount in excess of the Agents’ Fee actually received by it.  Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation, bad faith, negligence or wilful misconduct shall not be entitled to contribution from any other party.  Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought.  In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.  The right to contribution provided in this section shall be in addition to and not in derogation of any other right to contribution which the Agents may have by statute or otherwise by law.

14.
Breach of Agreement.  All terms and conditions of this agreement to be performed or satisfied by the Corporation shall be construed as conditions and any breach of, or failure by the Corporation to comply with, any term or condition of this agreement shall entitle the Agents, on behalf of the Purchasers, to terminate their obligations to purchase the Offered Securities by notice to that effect given to the Corporation prior to the Closing Time.  In the event of any such termination, there shall be no further liability on the part of the Corporation or the Agents, except in respect of any liability which may have arisen or may thereafter arise under Sections 10, 12 or 13 hereof.  The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agents in order to be binding upon it.

15.
Advertisements.  Subject to the prior consent of the Corporation, the Agents shall have the right, at its own expense, to place such advertisement or advertisements relating to the sale of the Offered Securities contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law.  No such advertisement shall be placed by the Agents which the Corporation deems shall be in violation of the securities laws of the United States or Canada  The Corporation and the Agents each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transactions provided for herein so as to result in any exemption from the prospectus and registration requirements of Canadian Securities Laws, the U.S. Securities Act or other securities laws being unavailable in respect of the sale of the Offered Securities to prospective purchasers.

16.	Notices. Any notice under this agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

If to the Corporation, to:

GeoGlobal Resources Inc.
605 – 1st Street S.W., Suite 310
Calgary, Alberta  T2P 3S9

Attention:                                Allan J. Kent
Facsimile:                                (403) 777-9199

with copy to:

William S. Clarke, P.A.
65 South Main Street, Suite A-202
Pennington, NJ  08534

Attention:                                William S. Clarke, Esq.
Facsimile:                                (609) 737-3223

If to the Agents, to:

Primary Capital Inc.
130 King Street West, Suite 2110
Toronto, Ontario  M5X 1B1

Attention:                                Barry Gordon
Facsimile:                                                     (416) 214-5954

Jones, Gable & Company Limited
Suite 600, 110 Yonge Street
Toronto, ON  M5C 1T6

Attention:                                Robb Hindson
Facsimile:                                (416) 365-8037

with a copy to:

Cassels Brock & Blackwell LLP
40 King Street West, Suite 2100
Toronto, ON  M5H 3C2

Attention:                                Jay Goldman
Facsimile:                                (416) 644-9337

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party.  If a notice is delivered, it shall be effective from the date of delivery and if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied.

17.	Time of the Essence. Time shall, in all respects, be of the essence hereof.

18.	United States Dollars. All references herein to money amounts are to lawful money of the United States of America.

19.	Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

20.
Singular and Plural, etc.  Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

21.
Entire Agreement.  This agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations, understandings and agreements whether oral or written including, without limitation, a letter agreement dated May 30, 2007 between the Corporation and Primary Capital.  This agreement may be amended or modified in any respect by written instrument only executed by the Corporation and the Agents.

22.	Severability. The invalidity or unenforceability of any particular provisions of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

23.
Governing Law.  Except for matters arising under Canadian Securities Laws, this agreement shall be governed by and be construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of the State of Delaware.

24.
Successors and Assigns.  The terms and provisions of this agreement shall be binding upon and enure to the benefit of the Corporation, the Agent and the Purchasers and their respective successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this agreement shall not be assignable by any party without the written consent of the others.

25.
Further Assurances.  Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this agreement.

26.	Effective Date. This agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

27.
French Language.  The parties hereto acknowledge that they have expressly required this agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only.  Les parties reconnaissent avoir expressément demandées que la présente convention ainsique toutavis, tout état de compte et tout autre document à être out pouvant être donné ou conclu en vertudes dispositions des présdentes, soient rédigés en langue anglaise seulement.

28.	Counterparts. This agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement.

[The remainder of this page is intentionally left blank.]

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If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing this letter where indicated and delivering a copy to the Agents.

Yours very truly,

PRIMARY CAPITAL INC.

Per:           /s/ Barry Gordon
Authorized Signing Officer

JONES, GABLE & COMPANY LIMITED

Per:           /s/ Robb Hindson
Authorized Signing Officer

The foregoing is hereby accepted on the terms and conditions herein set forth.

DATED as of this                                            day of June, 2007.

GEOGLOBAL RESOURCES INC.

Per:           /s/ Allan J. Kent
Authorized Signing Officer

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SCHEDULE “A”

UNITED STATES SECURITIES LAWS

As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the agency agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a)
“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S.  Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

(b)
“Distribution Compliance Period” means the one-year period that begins on the later of (i) the date the Offered Securities are first offered to persons other than distributors in reliance on Regulation S or (ii) the Closing Date; provided that, all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to be made during the Distribution Compliance Period;

(c)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(d)	“SEC” means the United States Securities and Exchange Commission;

(e)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(f)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(g)	“U.S. Person” means a U.S. Person as that term is defined in Regulation S; and

(h)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

Representations, Warranties and Covenants of the Agents

The Agents acknowledge that the Offered Securities have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from the registration requirements of the U.S. Securities Act.  Each of the Agents severally represents, warrants and covenants to the Corporation that:

1.
It has not offered or sold, and will not offer or sell, any Offered Securities as part of their initial distribution, except in an Offshore Transaction (as defined in Regulation S) in accordance with Rule 903 of Regulation S.  Accordingly, none of the Agents, their respective affiliates nor any person acting on their behalf, has made or will make:

(i)
any offer to sell or any solicitation of an offer to buy, any Offered Securities to any person within the United States, any U.S. Person, or for the account or benefit of any U.S. Person or person within the United States;

(ii)
any sale of Offered Securities to any purchaser unless such purchaser is not a U.S. Person and is not purchasing for the account or benefit of any U.S. Person and, at the time the buy order was or will have been originated, the purchaser was outside the United States, or such Agent, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States; or

(iii)
any Directed Selling Efforts with respect to the Offered Securities.  It agrees that, at or prior to confirmation of the sale of the Offered Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until one-year after the later of the commencement of the offering and closing date, except in either case in accordance with Regulation S under the U.S. Securities Act.  Terms used herein have the meanings given to them in Regulation S.”

In addition, prior to the expiration of the Distribution Compliance Period, all offers and sales of the Offered Securities by such Agent shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S; pursuant to a registration of the Offered Securities under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

Such Agent agrees to obtain substantially identical undertakings from each member of any banking and selling group formed in connection with the distribution of the Offered Securities contemplated hereby and to comply with the offering restriction requirements of Regulation S.

2.
It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its affiliates, any selling group members or with the prior written consent of the Corporation.  It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to such Agent if such provisions applied to such selling group member.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1.	The Corporation is a “reporting issuer” within the meaning of Regulation S.

2.
The Corporation is not, and as a result of the sale of the Offered Securities contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

3.
Neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf, has made or will make:  (A) any offer to sell, or any solicitation of an offer to buy, any Offered Securities to any U.S. Person or a person in the United States; or (B) any sale of Offered Securities unless, at the time the buy order was or will have been originated, the purchaser is not a U.S. Person and is (i) outside the United States or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

4.
During the period in which the Offered Securities are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States.

5.
Except as hereinafter provided and except with respect to the offer and sale of the Offered Securities offered hereby and offers and sales of common shares of the Corporation pursuant to the Corporation’s employee benefit plans, the Corporation has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States.

1.

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